Exhibit 99.1

TC PipeLines, LP and TC Energy announce unitholder approval and effective date of merger

CALGARY, Alberta – February 26, 2021 – News Release – TC Energy Corporation (TSX, NYSE: TRP) (TC Energy) and TC PipeLines, LP (NYSE:TCP) (TCP) announced that at the special meeting of TCP common unitholders held earlier today, TCP unitholders voted to approve the previously announced merger of TCP and a wholly owned subsidiary of TC Energy, pursuant to the Agreement and Plan of Merger dated December 14, 2020 (the “Merger Agreement”), between TCP, TC Energy and certain other related parties thereto.

Approximately 70% of the TCP common units represented by proxy or present at the special meeting voted in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the merger, which represented approximately 54.5% of TCP’s total outstanding common units as of January 15, 2021, the record date for the special meeting.

Pursuant to the Merger Agreement, a wholly owned subsidiary of TC Energy will acquire all of TCP’s outstanding common units not already owned by TC Energy and its affiliates. TCP unitholders are entitled to receive 0.70 common shares of TC Energy for each issued and outstanding publicly-held TCP common unit.

TC Energy and TCP also announced today that all conditions required to complete the merger under the terms of the Merger Agreement have been satisfied, and all necessary filings have been made for the transaction to take effect on March 3, 2021. TCP common units will continue to trade on the New York Stock Exchange (NYSE) until the close of trading on March 2, 2021 and will be suspended from trading on the NYSE effective as of the opening of trading on March 3, 2021.

Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements regarding the potential transaction between TC Energy and TC PipeLines, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding TC Energy’s and TC PipeLines’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “could,” “should,” “will,” “outlook,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions. All such forward-looking statements are based on current expectations of TC Energy’s and TC PipeLines’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the ability to obtain the requisite TC PipeLines unitholder approval; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties; the effects of disruption to TC Energy’s or TC PipeLines’s respective businesses; the effect of this communication on the price of TC Energy’s common shares or TC PipeLines’s common units; the effects of industry, market, economic, political or regulatory conditions outside of TC Energy’s or TC PipeLines’s control; transaction costs; TC Energy’s ability to achieve the benefits from the proposed transaction; and the diversion of management time on transaction-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements are: the impact of downward changes in oil and natural gas prices, including any effects on the creditworthiness of shippers or the availability of natural gas in a low oil price environment; the impact of litigation and other opposition proceedings on the ability to begin work on projects and the potential impact of an ultimate court or administrative ruling to a project schedule or viability; uncertainty surrounding the impact of global health crises that reduce commercial and economic activity, including the recent outbreak of the COVID-19 virus, and the potential impact on the respective businesses of TC Energy and TC PipeLines; the potential disruption or interruption of operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the parties’ control; and the potential liability resulting from pending or future litigation. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. TC PipeLines assumes no obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Additional factors that could cause results to differ materially from those described above can be found in TC PipeLines’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K all of which are available on TC PipeLines’s website at https://www.tcpipelineslp.com/investors/reports-and-filings/ and on the SEC’s website at http://www.sec.gov, and in TC Energy’s most recent Annual Report on Form 40-F, as it may be updated from time to time by current reports on Form 6-K all of which are available on TC Energy’s website at https://www.tcenergy.com/investors/reports-and-filings/ and on the SEC’s website at http://www.sec.gov.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TC Energy Corporation (NYSE: TRP). For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Media Inquiries:

Jaimie Harding/Hejdi Carlsen

403.920.7859 or 800.608.7859

Unitholder and Analyst Inquiries:

Rhonda Amundson

877.290.2772

investor_relations@tcpipelineslp.com